Registration No. 333-_______________.
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                         ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933
                           ---------------------------


                             Mylan Laboratories Inc.
               (Exact Name of Issuer as specified in its charter)

                     Pennsylvania                        25-1211621
(State or other jurisdiction
 of incorporation or organization)         (I.R.S. Employer Identification No.)

                 1030 Century Building
                  130 Seventh Street
               Pittsburgh, Pennsylvania                       15222
       (Address of principal executive offices)             (Zip Code)


                   Penederm Incorporated Equity Incentive Plan
                Penederm Incorporated Employee Stock Option Plan
               Penederm Incorporated Consultant Stock Option Plan
                              (Full Title of Plan)

                                  Milan Puskar
                             Chief Executive Officer
                              1030 Century Building
                               130 Seventh Street
                         Pittsburgh, Pennsylvania 15222
                     (Name and address of agent for service)

                                  (412) 232-0100
          (Telephone number, including area code, of agent for service)
                            ---------------------------


                                    Copy to:
                            David G. Edwards, Esquire
                            Doepken Keevican & Weiss
                              58th Floor, USX Tower
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219

                         CALCULATION OF REGISTRATION FEE

    Title of Securities              Amount to be             Proposed Maximum        Proposed Maximum               Amount of
      to be Registered                Registered               Offering Price             Aggregate            Registration Fee (1)
                                                                per Share (1)        Offering Price (1)
Common Stock $.01 par                   782,500                    $30.41                $23,795,825                 $7,019.77
value

(1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) for the shares registered hereunder, being the average ($30.41) of the high ($31.31) and low ($29.50) prices for the Registrant's Common Stock on the New York Stock Exchange on September 30, 1998.

                  In accordance with Rule 464 under the Securities Act of 1933, as amended, this Registration Statement is effective automatically on the date of filing with the Securities and Exchange Commission.

                  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I.           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information

         Mylan Laboratories Inc. will send to plan participants the information required by Part I of this Registration Statement as specified by Rule 428(b)(1) of the Securities Act of 1933. We are not required to file this information with the Securities and Exchange Commission, nor have we done so. This information and the documents incorporated into this Registration Statement under Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. We will send copies of the documents incorporated by reference to plan participants, without charge, upon written or oral request made to Patricia A. Sunseri, Vice President-Investor and Public Relations, 130 Seventh Street, 1030 Century Building, Pittsburgh, Pennsylvania 15222, telephone (412) 232-0100.


PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         We have incorporated by reference in this Prospectus the documents listed below. We have filed these documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         1.   Annual Report on Form 10-K for the year ended March 31, 1998.
         2.   Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.
         3.   Current Report on Form 8-K filed June 30, 1998.
         4.   Current Report on Form 8-K/A filed August 26, 1998.
         5. The description of the Registrant's Common Stock included in the Registration Statement on Form 8-A filed April 3, 1986.

         All of the documents that we subsequently file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 will be deemed to be incorporated by reference into this Registration Statement and will become a part of this Registration Statement, unless we have earlier filed a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4. Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Doepken, Keevican &Weiss Professional Corporation, Pittsburgh, Pennsylvania has given its opinion as to the legality of the Common Stock being offered. Robert W. Smiley, who is of counsel to Doepken Keevican & Weiss, also serves as a member of our Board and as our Secretary and General Counsel.

Item 6.  Indemnification of Directors and Officers

         In accordance with the Pennsylvania Business Corporation Law, our By-Laws provide that none of our directors will be personally liable for monetary damages for taking or failing to take any action unless the director has breached or failed to perform the duties required under Pennsylvania law and this breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         As permitted under Pennsylvania law, our By-Laws provide that we will indemnify our directors and officers under certain circumstances for expenses, judgments, fines or settlements incurred in connection with suits and other legal proceedings. Pennsylvania law allows indemnification in cases where the person "acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful."

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits.

4.1      Penederm Incorporated Equity Incentive Plan.

4.2      Penederm Incorporated Employee Stock Option Plan.

4.3      Penederm Incorporated Consultant Stock Option Plan.

4.4 Amended and Restated Articles of Incorporation of the Registrant (included as an exhibit in the Form S-8 of the Registrant filed with the Commission on December 23, 1997, Registration No. 333-43081 and incorporated herein by reference).

4.5 Bylaws of the Registrant, as amended to date (included as an exhibit in the Form S-8 of the Registrant filed with the Commission on December 23, 1997, Registration No. 333-43081 and incorporated herein by reference).

5.1      Opinion of Doepken Keevican & Weiss Professional Corporation.

23.1 Consent of Doepken Keevican & Weiss Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2 Consent of Deloitte & Touche LLP relating to its report regarding Mylan Laboratories Inc.

23.3 Consent of Deloitte & Touche LLP relating to its report regarding Somerset Pharmaceuticals, Inc.

24.1 Powers of Attorney (included on signature page of the Registration Statement).

Item 9.  Undertakings.

The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, State of Pennsylvania, on October 2, 1998.

                    Mylan Laboratories Inc.
                    (Registrant)

                    By:      /s/  Milan Puskar
                             Milan Puskar, Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, the undersigned, being the members of the Compensation Committee, have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, State of Pennsylvania, on October 2, 1998.

                 Mylan Laboratories Inc. Compensation Committee

                                  /s/ Laurence S. DeLynn
                                      Laurence S. DeLynn, Committee Member


                                  /s/  John C. Gaisford
                                       John C. Gaisford, M.D., Committee Member


                                      POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Milan Puskar and Patricia A. Sunseri and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                       TITLE                          DATE
------------------------------------------------------------------------------

/s/ Milan Puskar         Chairman, Chief Executive          October 2, 1998
Milan Puskar             and President (principal
                         executive officer) and Director

/s/ Dana G. Barnett      Executive Vice President           October 2, 1998
Dana G. Barnett           and Director

/s/ Laurence S. DeLynn   Director                           October 2, 1998
Laurence S. DeLynn

/s/ Robert W. Smiley     Secretary and Director             October 2, 1998

Robert W. Smiley

/s/ Patricia A. Sunseri  Vice President and Director        October 2, 1998

Patricia A. Sunseri

/s/ John C. Gaisford     Director                           October 2, 1998
John C. Gaisford, M.D.

                         Senior Vice President
C.B. Todd                 and Director

/s/ Donald C. Schilling  Vice President of Finance
Donald C. Schilling      (principal financial officer)      October 2, 1998

/s/ Frank DeGeorge       Director of Accounting
Frank DeGeorge           and Taxation  (principal
                         accounting officer)                October 2, 1998

                                Index to Exhibits

4.1  Penederm Incorporated Equity Incentive Plan.

4.2  Penederm Incorporated Employee Stock Option Plan.

4.3  Penederm Incorporated Consultant Stock Option Plan.

4.4 Amended and Restated Articles of Incorporation of the Registrant (included as an exhibit in the Form S-8 of the Registrant filed with the Commission on December 23, 1997, Registration No. 333-43081 and incorporated herein by reference).

4.5 Bylaws of the Registrant, as amended to date (included as an exhibit in the Form S-8 of the Registrant filed with the Commission on December 23, 1997, Registration No. 333-43081 and incorporated herein by reference).

5.1  Opinion of Doepken Keevican & Weiss Professional Corporation.

23.1 Consent of Doepken Keevican & Weiss Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2 Consent of Deloitte & Touche LLP relating to its report regarding Mylan Laboratories Inc.

23.3 Consent of Deloitte & Touche LLP relating to its report regarding Somerset Pharmaceuticals, Inc.

24.1 Powers of Attorney (included on signature page of the Registration Statement).

                                                                  EXHIBIT 4.1
                              PENEDERM INCORPORATED
                              EQUITY INCENTIVE PLAN



SECTION 1.        PURPOSE; DEFINITIONS.

         (a) Purpose. The purpose of the Plan is to provide selected eligible employees and directors of, and consultants to, Penederm Incorporated, a California corporation, its subsidiaries and affiliates an opportunity to participate in the Company's future by offering them an opportunity to acquire stock in the Company so as to retain, attract and motivate them.

         (b) Definitions. For purposes of the Plan, the following terms have the following meanings:

               (i) "Award" means any award under the Plan, including any Option, Restricted Stock, Stock Purchase Right or Performance Share Award.

               (ii)"Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Plan participant setting forth the terms and conditions of the Award.

               (iii"Board" means the Board of Directors of the Company.

               (iv)"Change in Control" has the meaning set forth in Section
          9(a).

               (v) "Change in Control Price" has the meaning set forth in
          Section 9(c).

               (vi)"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

               (vii) "Commission" means the Securities and Exchange Commission and any successor agency.

               (viii) "Committee" means the Committee referred to in Section 2, or the Board in its capacity as administrator of the Plan in accordance with Section 2.

               (ix)"Company" means Penederm Incorporated, a California corporation.

               (x) "Disability" means permanent and total disability as determined by the Committee for purposes of the Plan.


               (xi)"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

               (xii) "Fair Market Value" means as of any given date (a) if the Stock is listed on any established stock exchange or a national market system, the closing sales price for the Stock or the closing bid if no sales were reported, as quoted on such system or exchange, as reported in the Wall Street Journal; or (b) in the absence of an established market for the Stock, the fair market value of the Stock as determined by the Committee in good faith.

               (xiii) "Incentive Stock Option" means any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

               (xiv) "Nonqualified Stock Option"means any Option that is not an Incentive Stock option.

               (xv) "Option" means an option granted under Section 5.

               (xvi) "Performance Period" means the period determined by the Committee under Section 8(a).

               (xvii) "Performance Share" means the equivalent, as of any time such assessment is made, of the Fair Market Value of one share of Stock.

               (xviii) "Performance Share Award" means an Award under Section 8.

               (xix) "Plan" means this Penederm Incorporated Equity Incentive Plan, as amended from time to time.

               (xx) "Restricted Stock" means an Award of Stock subject to restrictions, as more fully described in Section 6.

               (xxi) "Restriction Period" means the period determined by the Committee under Section 6(b).

               (xxii) "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, as amended from time to time, and any successor rule.

               (xxiii) "Stock" means the no par value Common Stock of the Company, and any successor security.

               (xxiv) "Stock Purchase Right" means an Award granted under
          Section 7.

               (xxv) "Subsidiary" has the meaning set forth in Section 424 of the Code.

                  (xxvi) "Tax Date" means the date defined in Section 10(f).

               (xxvii) "Termination" means, for purposes of the Plan, with respect to a participant, that the participant has ceased to be, for any reason, employed by, consulting to, or a director of, the Company, a subsidiary or an affiliate; provided, that for purposes of this definition, if so determined by the President of the Company, in his sole discretion, Termination shall not include a change in status from an employee of, to a consultant to or director of, the Company or any subsidiary or affiliate, or vice versa.

SECTION 2.        ADMINISTRATION.

         (a) Committee. The Plan shall be administered by the Board or, upon delegation by the Board, by a committee of the Board appointed by the Board that will satisfy Rule 16b-3 and Section 162(m) of the Code, as in effect with respect to the Company from time to time. In connection with the administration of the Plan, the Committee shall have the powers possessed by the Board. The Committee may act only by a majority of its members, except that the Committee may from time to time select another committee or one or more other persons to be responsible for any matters so long as such selection comports with the requirements of Section 162(m) of the Code and Rule 16b.3. The Board at any time may abolish the Committee and revest in the Board the administration of the Plan.

         (b) Authority. The Committee shall grant Awards to eligible employees and consultants. In particular and without limitation, the Committee, subject to the terms of the Plan, shall:

               (i) select the directors, officers, other key employees and consultants to whom Awards may be granted;

               (ii) determine whether and to what extent Awards are to be granted under the Plan;

               (iii) determine the number of shares to be covered by each Award granted under the Plan;

               (iv) determine the terms and conditions of any Award granted under the Plan and any related loans to be made by the Company, based upon factors determined by the Committee; and

               (v) determine to what extent and under what circumstances any Award payments may be deferred by a participant.

         (c) Committee Determinations Binding. The Committee may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, may interpret the terms and provisions of the Plan, any Award and any Award Agreement and may otherwise supervise the administration of the Plan. Any determination made by the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time. All decisions made by the Committee under the Plan shall be binding on all persons, including the Company and Plan participants.

SECTION 3.        STOCK SUBJECT TO PLAN.

         (a) Number of Shares. The total number of shares of Stock reserved and available for issuance pursuant to Awards under this Plan and pursuant to options under each of this Company's Employee Stock Option Plan and Consultant Stock Option Plan shall be 1,712,500 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares or shares reacquired in private transactions or open market purchases, but all shares issued under the Plan, the Employee Stock Option Plan and the Consultant Stock Option Plan, regardless of source shall be counted against the 1,712,500 share limitation. If any Option terminates or expires without being exercised in full or if any shares of Stock subject to an Award are forfeited, or if an Award otherwise terminates without a payment being made to the participant in the form of Stock, the shares issuable under such Option or Award shall again be available for issuance in connection with Awards. To the extent an Award is paid in cash, the number of shares of Stock representing, at Fair Market Value on the date of the payment, the value of the cash payment shall not be available for later grant under the Plan, the Employee Stock Option Plan or the Consultant Stock Option Plan. Any Award under this Plan shall be governed by the terms of the Plan and any applicable Award Agreement.

         (b) Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number and exercise price of shares subject to outstanding Options, and in the number of shares subject to other outstanding Awards, as may be determined to be appropriate by the Committee, in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

SECTION 4.        ELIGIBILITY.

     Awards may be granted to directors. officers and other key employees of. and consultants to, the Company, its subsidiaries and affiliates.

SECTION 5.        STOCK OPTIONS.

         (a) Types. Any Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant to any participant Incentive Stock Options, Nonqualified Stock Options or both types of Options. Incentive Stock Options may be granted only to employees of the Company, its parent (within the meaning of Section 424(e) of the Code) or Subsidiaries. An portion of an

Option that is not designated as, or does not qualify as, an Incentive Stock Option shall constitute a Nonqualified Stock Option.

         (b) Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions:

                  (i) Option Term. The term of each Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the Option is granted, and no Nonqualified Stock Option shall be exercisable more than fifteen (15) years after the date the Option is granted. If, at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or Subsidiary of the Company, the Incentive Stock Option shall not be exercisable more than five (5) years after the date of grant.

                  (ii) Grant Date. The Company may grant Options under the Plan at any time and from time to time before the Plan terminates. The Committee shall specify the date of grant or, if it fails to, the date of grant shall be the date of action taken by the Committee to grant the Option. However, if an Option is approved in anticipation of employment, the date of grant shall be the date the intended optionee is first treated as an employee for payroll purposes.

                  (iii) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be equal to at least 85% of the Fair Market Value on the date of grant, and in the case of Incentive Stock Options shall be equal to at least the Fair Market Value on the date of grant; provided, however, that if, at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or Subsidiary of the Company, then the exercise price shall be not less than 110% of the Fair Market Value on the date the Incentive Stock Option is granted.

                  (iv) Exercisability. Subject to the other provisions of the Plan, an Option shall be exercisable in its entirety at grant or at such times and in such amounts as are specified in the Award Agreement evidencing the Option. The Committee, in its absolute discretion, at any time may waive any limitations respecting the time at which an Option first becomes exercisable in whole or in part.

                  (v) Method of Exercise. Payment. To the extent the right to purchase shares has accrued, Options may be exercised, in whole or in part, from time to time, by written notice from the optionee to the Company stating the number of shares being purchased, accompanied by payment of the exercise price for the shares.

                  (vi) No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

SECTION 6.  RESTRICTED STOCK.

                  (a) Price. The Committee may grant to a participant Restricted Stock. The grantee shall pay no consideration therefor.

                  (b) Restrictions. Subject to the provisions of the Plan and the Award Agreement, during the Restriction Period set by the Committee, commencing with, and not exceeding ten (10) years from, the date of such Award, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

         (c) Dividends. Unless otherwise determined by the Committee, with respect to dividends on shares of Restricted Stock, dividends payable in cash shall be automatically reinvested in additional Restricted Stock, and dividends payable in Stock shall be paid in the form of Restricted Stock.

         (d) Termination. Except to the extent otherwise provided in the Award Agreement and pursuant to Section 6(b), in the event of a Termination during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

SECTION 7.        STOCK PURCHASE RIGHTS.

         (a) Price. The Committee may grant Stock Purchase Rights which shall enable the recipients to purchase Stock at a price equal to not less than 85% of its Fair Market Value on the date of grant.

         (b) Exercisability. Stock Purchase Rights shall be exercisable for a period determined by the Committee not exceeding 30 days from the date of the grant.

SECTION 8.        PERFORMANCE SHARES.

                  (a) Awards. The Committee shall determine the nature, length and starting date of the Performance Period for each Performance Share Award, which period shall be at least one (1) year (subject to Section 9) and not more than six (6) years. The consideration payable by a participant with respect to a Performance Share Award shall be an amount determined by the Committee in the exercise of the Committee's discretion at the time of the Award; provided, that the amount of consideration may be zero and may in no event exceed 50% of the Fair Market Value at the time of grant. The Committee shall determine the performance objectives to be used in awarding Performance Shares and the extent to which such Performance Shares have been earned. Performance Periods may overlap and participants may participate simultaneously with respect to Performance Share Awards that are subject to different Performance Periods and different performance factors and criteria. At the beginning of each Performance Period, the Committee shall determine for each Performance Share Award subject to such Performance Period the number of shares of Stock (which may consist of Restricted Stock) to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Performance Share Award are met. Such number of shares of Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee. The Committee may provide that (1) amounts equivalent to interest at such rates as the Committee may determine, or (ii) amounts equivalent to dividends paid by the Company upon outstanding Stock shall be payable with respect to Performance Share Awards.

          (b) Termination. Except as otherwise provided in the Award Agreement or determined by the Committee, in the event of a Termination during a Performance Period, the participant shall not be entitled to any payment with respect to the Performance Shares subject to the Performance Period.

         (c) Form of Payment. Payment shall be made in the form of cash or whole shares of Stock, as the Committee, in its discretion, shall determine.

SECTION 9.        CHANGE IN CONTROL.

         (a) Definition of "Change in Control". For purposes of Section 9(b), a "Change in Control" means the occurrence of any one of the following:

                  (i) Any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary, an affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                  (ii) the solicitation of proxies (within the meaning of Rule l4a-l(k) under the Exchange Act and any successor rule) with respect to the election of any director of the Company where such solicitation is for any candidate who is not a candidate proposed by a majority of the Board in office prior to the time of such election; or

                  (iii) the dissolution or liquidation (partial or total) of the Company or a sale of assets involving 30% or more of the assets of the Company, any merger or reorganization of the Company whether or not another entity is the survivor, a transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 70% of the shares of the Company outstanding after the transaction, or any other event which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

         (b) Impact of Event. In the event of a "Change in Control" as defined in Section 9(a), but only if and to the extent so specifically determined by the Board in its discretion, which determination may be amended or reversed only by the affirmative vote of a majority of the persons who were directors at the time such determination was made, acceleration and valuation provisions no more favorable to participants than the following may apply:

                  (i) Subject to Section 5(b)(vi), any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested.

                  (ii) The restrictions and limitations applicable to any Restricted Stock and Stock Purchase Rights shall lapse, and such Restricted Stock shall become fully vested.

                  (iii) The value (net of any exercise price) of all outstanding Options, Restricted Stock and Stock Purchase Rights, unless otherwise determined by the Committee at or after grant and subject to Rule 16b-3, shall be cashed out on the basis of the "Change in Control Price", as defined in Section 9(c), as of the date such Change in Control is determined to have occurred or such other date as the Board may determine prior to the Change in Control.

                  (iv) Any outstanding Performance Share Awards shall be vested and paid in full as if all performance criteria had been met.

          (c) Change in Control Price. For purposes of this Section 9, "Change in Control Price" means the highest price per share paid in any transaction reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the preceding 60-day period as determined by the Board, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Board decides to cash out such Options.

SECTION 10.  GENERAL PROVISIONS.

                  (a) Award Grants. Any Award may be granted either alone or in addition to other Awards granted under the Plan. Subject to the terms and restrictions set forth elsewhere in the Plan, the Committee shall determine the consideration, if any, payable by the participant for any Award and, in addition to those set forth in the Plan, any other terms and conditions of the Awards. The Committee may condition the grant or payment of any Award upon the attainment of specified performance goals or such other factors or criteria, including vesting based on continued employment or consulting, as the Committee shall determine. Performance objectives may vary from participant to participant and among groups of participants and shall be based upon such Company, subsidiary, group or division factors or criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. The other provisions of Awards also need not be the same with respect to each recipient. Unless specified otherwise in the Plan or by the Committee, the date of grant of an Award shall be the date of action by the Committee to grant the Award. The Committee may also substitute new Options for previously granted Options, including previously granted Options having higher exercise prices.

         (b) Award Agreement. As soon as practicable after the date of an Award grant, the Company and the participant shall enter into a written Award Agreement identifying the date of grant , and specifying the ten-ns and conditions of the Award. Options are not exercisable until after execution of the Award agreement by the Company and the Plan participant, but a delay in execution of the agreement shall not affect the validity of the Option grant.

         (c) Certificates. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any market in which the Stock is then traded and any applicable federal, state or foreign securities law.

         (d) Termination. Unless otherwise provided in the applicable Award Agreement or by the Committee, in the event of Termination for any reason other than death, retirement or Disability, Awards held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part at any time within three (3) months after the date of Termination, or such lesser period specified in the Award Agreement (but in no event after the expiration date of the Award), but not thereafter. If Termination is due to retirement or to death or Disability, Awards held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part by the participant in the case of retirement or Disability, by the participant's guardian or legal representative or by the person to whom the Award is transferred by will or the laws of descent and distribution, at any time within two (2) years from the date of Termination or any lesser period specified in the Award Agreement (but in no event after the expiration of the Award).

     (e) Delivery of Purchase Price. If and only to the extent authorized by the Committee, participants may make all or any portion of any payment due to the Company

                   (i)   with respect to the consideration payable for an Award,

                  (ii)   upon exercise of an Award, or

                  (iii) with respect to federal, state, local or foreign tax payable in connection with an Award, by delivery of (x) cash, (y) check, or (z) any property other than cash (including a promissory note of the participant or shares of Stock or securities) so long as, if applicable, such property constitutes valid consideration for the Stock under, and otherwise complies with, applicable law. No promissory note under the Plan shall have a term (including extensions) of more than five years or shall be of a principal amount exceeding 90% of the purchase price paid by the borrower.

         (f) Tax Withholding. Any shares or other securities so withheld or tendered will be valued by the Committee as of the date they are withheld or tendered; provided, however, that Stock shall be valued at Fair Market Value on such date. The value of the shares withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company. Unless the Committee permits otherwise, the participant shall pay to the Company in cash, promptly when the amount of such obligations becomes determinable (the "Tax Date"), all applicable federal, state, local and foreign withholding taxes that the Committee in its discretion determines to result, (i) from the lapse of restrictions imposed upon an Award, (ii) upon exercise of an Award, or (iii) from a transfer or other disposition of shares acquired upon exercise or payment of an Award, or otherwise related to the Award or the shares acquired in connection with an Award.

         A participant who has received an Award or payment under an Award may, to the extent, if any, authorized by the Committee in its discretion, make an election to (x) deliver to the Company a promissory note of the participant on the terms set forth in Section 10(e), or (y) tender any such securities to the Company to pay the amount of tax that the Committee in its discretion determines to be required to be withheld by the Company; provided, however, that such election shall be subject to the disapproval of the Committee.

         (g) No Transferability. No Award shall be assignable or otherwise transferable by the participant other than by will or by the laws of descent and distribution. During the life of a participant, an Award shall be exercisable, and any elections with respect to an Award may be made, only by the participant or participant's guardian or legal representative.

         (h) Adjustment of Awards; Waivers. Subject to Section 5(b)(vi), the Committee may adjust the performance goals and measurements applicable to Awards
(i) to take into account changes in law and accounting and tax rules, (ii) to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships, and (iii) to make such adjustments as the Committee deems necessary or appropriate to reflect any material changes in business conditions. In the event of hardship or other special circumstances of a participant and otherwise in its discretion, the Committee may waive in whole or in part any or all restrictions, conditions, vesting, or forfeiture with respect to any Award granted to such participant.

         (i) Non-Competition. The Committee may condition its discretionary waiver of a forfeiture, the acceleration of vesting at the time of Termination of a participant holding any unexercised or unearned Award, the waiver of restrictions on any Award, or the extension of the expiration period to a period not longer than that provided by the Plan upon such participant's agreement (and compliance with such agreement) to (i) not engage in any business or activity competitive with any business or activity conducted by the Company and (ii) be available for consultations at the request of the Company's management, all on such terms and conditions (including conditions in addition to (i) and (ii)) as the Committee may determine.

         (j) Dividends. The reinvestment of dividends in additional Stock or Restricted Stock at the time of any dividend payment pursuant to Section 6(c) shall only be permissible if sufficient shares of Stock are available under
Section 3 for such reinvestment (taking into account then outstanding Awards).

         (k) Regulatory Compliance. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or for trading in any securities market or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement by the participant with respect thereto, is necessary or desirable, then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

         (l) Rights as Shareholder. Unless the Plan or the Committee expressly specifies otherwise, an optionee shall have no rights as a shareholder with respect to any shares covered by an Award until the stock certificates representing the shares are actually delivered to the optionee. Subject to Sections 3(b) and 6(c), no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered.


         (m) Beneficiary Designation. The Committee, in its discretion, may establish procedures for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

         (n) Additional Plans. Nothing contained in the Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for its employees and consultants.

         (o) No Employment Rights. The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time.

         (p) Rule 16b-3. Notwithstanding any provision of the Plan, the Plan shall always be administered, and Awards shall always be granted and exercised, in such a manner as to conform to the provisions of Rule 16b-3.

         (q) Governing Law. The Plan and all Awards shall be governed by and construed in accordance with the laws of the State of California.

         (r) Use of Proceeds. All cash proceeds to the Company under the Plan shall constitute general funds of the Company.

         (s) Unfunded Status of Plan. The Plan shall constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

         (t) Assumption by Successor. The obligations of the Company under the Plan and under any outstanding Award may be assumed by any successor corporation. which for purposes of the Plan shall be included within the meaning of "Company".

         (u) Limitation on Award Grants to Certain Executive Officers. The Company may not grant Awards under the Plan for more than 500,000 shares to any executive officer whose compensation is required to be disclosed under Item 402 of Regulation S-K.

SECTION 11.  AMENDMENTS AND TERMINATION.

         The Board may amend, alter or discontinue the Plan or any Award, but no amendment, alteration or discontinuance shall be made which would impair the rights of a participant under an outstanding Award without the participant's consent. No amendment, alteration or discontinuance shall require shareholder approval except (a) an increase in the total number of shares reserved for issuance pursuant to Awards under the Plan, (b) with respect to provisions solely as they relate to Incentive Stock Options, to the extent required for the Plan to comply with Section 422 of the Code, (c) to the extent required by other applicable laws, rules or regulations or (d) to the extent that the Board otherwise concludes that shareholder approval is advisable.

SECTION 12.  EFFECTIVE DATE OF PLAN.

         The Plan shall be effective on the date it is adopted by the Board but all Awards shall be conditioned upon approval of the Plan (a) at a duly held shareholders' meeting by the affirmative vote of the holders of a majority of the voting power of the shares of the Company entitled to vote and represented in person or by proxy at the meeting, or (b) by an action by written consent of the holders of a majority of the voting power of the shares of the Company entitled to vote.

SECTION 13.  TERM OF PLAN.

         No Award shall be granted on or after September 30, 2003, but Awards granted prior to September 30, 2003 may extend beyond that date.

                                                                   EXHIBIT 4.2

                                               PENEDERM INCORPORATED
                                            EMPLOYEE STOCK OPTION PLAN


         1.       PURPOSE OF THE PLAN

         The purposes of the Employee Stock Option Plan (the "Plan") of Penederm Incorporated, a California corporation (the "Company") are to:

                  (a) Furnish incentive to individuals chosen to receive options because they are considered capable of responding by improving operations and increasing profits;

                  (b) Encourage selected employees to accept or continue employment with the Company or its Affiliates; and

                  (c) Increase the interest of selected employees in the Company's welfare through their participation in the growth in value of the Common Stock (the "Common Stock").

         To accomplish the foregoing objectives, this Plan provides a means whereby employees of the Company and its Affiliates may receive options to purchase Common Stock. Options granted under this Plan will be either nonqualified options ("NQOs") subject to federal income taxation upon exercise or incentive stock options ("ISOs") not subject to immediate federal income taxation upon exercise.

         2.       ELIGIBLE PERSONS

         Every person who at the date of grant is a full-time employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQOs or ISOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Section 425) of the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code"). The term "employee" includes an officer or director who is an employee, as well as a non-officer, non-director regular employee of the Company.

         3.       STOCK SUBJECT TO THIS PLAN

         The total number of shares of stock which may be granted pursuant to this Plan and the Company's Consultant Stock Option Plan (the "Consultant Plan") is 1,825,000 shares of Common Stock of the Company. The shares covered by the portion of any grant which expires unexercised under the Plan and the Consultant Plan shall become available again for option grants under the Plan and the Consultant Plan. The number of shares reserved for purchase under the Plan and the Consultant Plan is subject to adjustment in accordance with the provisions for adjustment in the Plan and the Consultant Plan.

         4.       ADMINISTRATION

         This Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board which shall not have less than three Board members (in either case, the "Administrator"). No option shall be granted to (a) a director of the Company except (i) by the Board when a majority of the members of the Board, and a majority of the directors acting in the matter, are disinterested persons, or (ii) by the Administrator when the Administrator is composed of three or more persons having full authority to act in the matter and each member of the Administrator is a disinterested person, or (b) to an officer of the Company except (i) by the Board, or (ii) by the Administrator when the Administrator is composed solely of three or more directors, or is composed of three or more persons having full authority to act in the matter and each member of the Administrator is a disinterested person, unless, in either case, the Administrator determines that the foregoing provision is not necessary to comply with the provisions of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3") or that Rule 16b-3 is not applicable to the Plan. "Disinterested person," for this purpose, shall have the same meaning as in Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper. Subject to the provisions of this Plan, the Administrator shall have the authority to select the persons to receive options under this Plan, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each option (including whether each option should be a NQO or an ISO), and to determine all other matters relating to this Plan. No member of the Administrator shall be liable for any act or omission on such member's own part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member's own gross negligence or willful misconduct. All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

         5.       GRANTING OF OPTIONS

         No options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board of Directors.

         Each option shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such option is granted; provided, however, that the failure by the Company, the optionee, or both to execute such an agreement shall not invalidate the granting of an option. The agreement shall specify whether each option it evidences is a NQO or an ISO.

         The aggregate fair market value (determined at the time of option grant) of the shares with respect to which an ISO becomes exercisable for the first time by an optionee ("vests") in any calendar year (taking into account all shares with respect to which ISOs granted to the optionee vest during the calendar year under all plans of the Company and its Affiliates, if any) may not exceed $100,000. For this purpose, ISOs having lower exercise prices shall become exercisable before ISOs with higher exercise prices, regardless of grant date, unless the stock option agreement, or the Administrator, specifically provides a different order of exercisability.

         The Administrator may approve the grant of options under this Plan to persons who are expected to become employees of the Company, but are not employees at the date of approval. In such cases, the option shall be deemed granted, without further approval, on the date the grantee becomes an employee and must satisfy all requirements of this Plan for options granted on that date.


         6.       TERMS AND CONDITIONS OF OPTIONS

         Each option granted under this Plan shall be designated as a NQO or an ISO. Each option shall be subject to the terms and conditions set forth in
Section 6.1. NQOs shall be also subject to the terms and conditions set forth in
Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in
Section 6.2.

     6.1 Terms and Conditions to Which All Options Are Subject. All options granted under this Plan shall be subject to the following terms and conditions:

     6.1.1 Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or re-capitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, appropriate adjustments shall be made in (a) the number and class of shares of stock subject to this Plan and each option outstanding under this Plan, and (b) the exercise price of each outstanding option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board of Directors in its sole discretion.

     6.1.2 Corporate Transactions. New option rights may be substituted for the option rights granted under this Plan, or the Company's obligations as to options outstanding under this Plan may be assumed, by an employer corporation other than the Company, or by a parent or subsidiary of such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved, in such manner that the then outstanding options which are ISOs will continue to be "incentive stock options" within the meaning of Section 422A of the Code to the full extent permitted thereby. Notwithstanding the foregoing or the provisions of Section 6.1.1, if such employer corporation, or parent or subsidiary of such employer corporation, does not substitute new and substantially equivalent option rights for the option rights granted hereunder, or assume the option rights granted hereunder, the option rights granted hereunder shall terminate (a) upon dissolution or liquidation of the Company, or similar occurrence, or (b) upon any merger, consolidation, acquisition, separation, or similar occurrence, where the Company will not be a surviving corporation; provided, however, that each optionee shall be mailed notice at least thirty-five (35) days prior to such dissolution, liquidation, merger, consolidation, acquisition, separation, or similar occurrence, and shall have at least thirty (30) days after the mailing of such notice to exercise any unexpired option rights granted hereunder.

     6.1.3 Time of Option Exercise. Except as necessary to satisfy the requirements of Section 422A of the Code and subject to Section 5, options granted under this Plan shall be immediately exercisable, as of the effective date of the stock option agreement granting the option or at such other times as are specified in the written stock option agreement relating to such option; provided, however, that if the optionee is a director, such option may not be exercisable, in whole or in part, at any time prior to the first anniversary of the date of option grant, unless the Administrator determines that the foregoing provision is not necessary to comply with the provisions of Rule 16b-3 or that Rule 16b-3 is not applicable to the Plan.

     6.1.4 Option Grant Date. Except in the case of advance approvals described in Section 5, the date of grant of an option under this Plan shall be the date as of which the Administrator approves the grant. No option shall be exercisable, however, until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

     6.1.5 Nonassignability of Option Rights. No option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an option shall be exercisable only by the optionee.

     6.1.6 Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an option is granted or exercised, the Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

                         (a) Acceptance of the optionee's full recourse
                  promissory note for all or part of the option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified by federal tax law at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company); and

                         (b) Delivery by the optionee of Common Stock already
                  owned by the optionee for all or part of the option price, provided the value (determined as set forth in Section 6.1.11) of such Common Stock is equal on the date of exercise to the option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; provided, however, that if an optionee has exercised any portion of any option granted by the Company by delivery of Common Stock, the optionee may not, within six months following such exercise, exercise any option granted under this Plan by delivery of Common Stock.

     6.1.7 Termination of Employment. Option rights granted under this Plan, to the extent such rights have not then expired or been exercised, shall terminate
(a) three months, in the case of ISOs and for optionees who are not subject to
Section 16(b) of the Exchange Act, and (b) seven months, in the case of NQOs held by an optionee subject to Section 16(b) of the Exchange Act, after an optionee ceases, for any reason, to be an employee or director of the Company or any Affiliate of the Company, and shall not be exercisable on or after said date, except that if termination of employment is due to the disability or death of the optionee, the optionee, or the optionee's personal representative or any other person who acquires the option rights from the optionee by will or the applicable laws of descent and distribution, may within twelve months after the termination of employment, exercise the rights to the extent they were exercisable on the date of the termination. A transfer of an optionee from the Company to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence duly authorized by the Company, shall not be deemed a termination of employment or a break in continuous employment.

     6.1.8 Repurchase of Stock. At the option of the Administrator, the stock to be delivered pursuant to the exercise of any option granted to an employee under this Plan may be subject to a right of repurchase in favor of the Company with respect to any employee whose employment with the Company is terminated. Such right of repurchase shall be at the option exercise price and shall expire in accordance with a schedule related to the date of the grant of the option, the date of first employment, or such other date as may be set by the Administrator (in any case, the "Vesting Base Date") with respect to each option grant, as determined by the Board of Directors. Determination of the number of shares subject to such right of repurchase shall be made as of the date the employee's employment by the Company terminates, not as of the date that any option granted to such employee is exercised.

     6.1.9 Withholding and Employment Taxes. At the time of exercise of an option, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. The Administrator may, in the exercise of the Administrator's sole discretion, permit an optionee to pay some or all of such taxes by means of a promissory note on such terms as the Administrator deems appropriate. If and to the extent authorized by the Administrator in its sole discretion, an optionee may make an election, by means of a form of election to be prescribed by the Administrator, to have shares of Common Stock or other securities of the Company which are acquired upon exercise of the option withheld by the Company or to tender other shares of Common Stock or other securities of the Company owned by the optionee to the Company at the time of exercise of an option to pay the amount of tax that would otherwise be required by law to be withheld by the Company as a result of any exercise of an option from amounts payable to such person, subject to the following limitations (unless, except in the case of subparagraphs (a) and (b), the Administrator determines that such limitations are not necessary to comply with the provisions of Rule 16b-3 or that Rule 16b-3 is not applicable to Plan):

          (a)  such election shall be irrevocable;

          (b) such election shall be subject to the disapproval of the Administrator at any time;

          (c) such election may not be made within six months of the grant date of the option the exercise of which resulted in the tax withholding obligation (except that this limitation shall not apply in the event of death or disability of such person occurring prior to the expiration of the six-month period); and

          (d) such election must be made either (i) six months prior to the date that the amount of tax to be withheld upon such exercise is determined or (ii) in any ten-day period beginning on the third business day following the date of release by the Company for publication of quarterly or annual summary statements of sales or earnings of the Company.

          Any securities so withheld or tendered will be valued by the Company as of the day of exercise.

     6.1.10 Other Provisions. Each option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the option as an "incentive stock option" within the meaning of Section 422A of the Code. If options provide for a right of first refusal in favor of the Company with respect to stock acquired by employees, such options shall further provide that the right of first refusal shall terminate upon the earlier of (i) the Company's initial registered public offering to the public generally, or (ii) the date ten (10) years after the grant date as set forth in Section 6.1.4.

     6.1.11 Determination of Value. For purposes of the Plan, the value of Common Stock or other securities of the Company shall be determined as follows:

     (a) If the stock of the Company is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication.

     (b) If the stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

     (c) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

     6.2 Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

     6.2.1 Exercise Price. The exercise price of a NQO shall be not less than 85 percent of the fair market value (determined in accordance with Section 6.3.1) of the stock subject to the option on the date of grant, except that the exercise price of a NQO granted to any person who owns, directly or indirectly, (or is treated as owning by reason of attribution rules, currently set forth in Code Section 425) stock of the Company constituting more than ten percent of the total combined voting power of all classes of the outstanding stock of the Company or of any Affiliate of the Company (a "Ten Percent Shareholder"), shall in no event be less than 110 percent of such fair market value.

     6.2.2 Option Term. Unless an earlier expiration date is specified by the Administrator at the time of grant, each NQO granted under this Plan shall expire ten years and two days from the date of its grant, except that a NQO granted to any Ten Percent Shareholder shall expire five years from the date of its grant.

     6.3 Terms and Conditions to Which Only ISOs Are Subject.
Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

     6.3.1 Exercise Price. The exercise price of an ISO, which shall be approved by the Board of Directors, shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined as described in Section 6.1.11) of the stock covered by the option at the time the option is granted, except that the exercise price of an ISO granted to any Ten Percent Shareholder shall in no event be less than 110 percent of such fair market value.

     6.3.2 Expiration. Unless an earlier expiration date is specified by the Administrator at the time of grant, each ISO granted under this Plan shall expire ten years from the date of its grant, except that an ISO granted to any Ten Percent Shareholder shall expire five years from the date of its grant.

     6.3.3 Exercise of an ISO by an Employee Who Holds Other ISOs. An ISO granted under this Plan shall be immediately exercisable in accordance with
Section 6.1.3, subject to the limitations set forth in Section 5.

     6.3.4 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of within two years from the date of grant of the option or within one year after the transfer of the stock to the optionee, the holder of the stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

     6.3.5 Limitations on ISO Exercise. Notwithstanding any other provision in this Plan, incentive stock options granted to an optionee under this Plan and all incentive stock option plans of the Company or its Affiliates may not "vest" at a rate of more than $100,000 worth of stock (measured on the grant date(s)) in any calendar year. For purposes of the preceding sentence, an option "vests" when it becomes exercisable for the first time. If, by their terms, such incentive stock options taken together would vest at a faster rate, and unless otherwise provided by the Administrator, the vesting limitation described above shall be applied by deferring the exercisability of those options or portions of options which have the highest per share exercise prices. The options or portions of options, the exercisability of which is so deferred, shall become exercisable on the first day of the first subsequent calendar year during which they may be exercised, as determined by applying these same principles and all other provisions of the Plan including those relating to the expiration and termination of options. In no event, however, will the operation of this Section
6.3.5 cause an option to vest before its terms or, having vested, cease to be vested.

         7.       MANNER OF EXERCISE

         An optionee wishing to exercise an option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 6.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such option was exercised.

         Promptly after receipt of written notice of exercise of an option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or transferee of an option shall not have any privileges as shareholder with respect to any stock covered by the option until the date of issuance of a stock certificate.

         8.       EMPLOYMENT RELATIONSHIP

         Nothing in this Plan or any option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment at any time, nor confer upon any optionee any right to continue in the employ of the Company or any of its Affiliates.

         9.       FINANCIAL INFORMATION

         The Company shall provide during the period an option is outstanding to each holder of such option a copy of the financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall be delivered as soon as practicable following the end of the Company's fiscal year during the period options are outstanding.


         10.      AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN

         The Board of Directors may at any time amend, alter, suspend or discontinue this Plan, except to the extent that shareholder approval is required by applicable law; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any optionee under any option theretofore granted, without his consent, or that, without the approval of the stockholders, would:

                  (a) Except as is provided in Section 6.1.1 of this Plan, increase the total number of shares of stock reserved for the purposes of this Plan;

                  (b)  Extend the duration of this Plan;

                  (c) Extend the period during and over which options may be exercised under this Plan; or

                  (d) Change the class of persons eligible to receive options granted hereunder.

         The Board of Directors may, at any time without shareholder approval, amend the Plan and the terms of any option outstanding under the Plan, provided that such amendment is designed to maximize federal income tax benefits accorded to employee stock options and provided further, that with respect to outstanding options, the optionee consents to such amendment.

         11.      EFFECTIVE DATE OF THIS PLAN

         This Plan shall become effective upon adoption by the Board of Directors, provided, however, that no option shall be exercisable unless and until written consent of the shareholders of the Company, or approval by shareholders of the Company voting at a validly called shareholders meeting and holding a majority (or such greater number as may be required by law or applicable governmental regulations or orders) of the shares entitled to vote, is obtained within 12 months after adoption by the Board of Directors. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.

-------------------------
Plan, as amended, adopted by the Board of Directors on November 30, 1989.

Plan, as amended, approved by Shareholders on December 1, 1989.

Plan, as further amended, approved by the Board of Directors on September 12, 1991.

Plan, as further amended, approved by the Shareholders on October 10, 1991, and as approved by the Shareholders.

Plan, as further amended, approved by the Board of Directors on March 25, 1993.

                                                                   EXHIBIT 4.3

                              PENEDERM INCORPORATED
                          CONSULTANT STOCK OPTION PLAN


         1.       PURPOSE OF THE PLAN

         The purposes of the Consultant Stock Option Plan (the "Plan") of Penederm Incorporated, a California corporation (the "Company") are to:

                  (a) Furnish incentive to individuals chosen to receive options because they are considered capable of responding by improving operations and increasing profits;

                  (b) Encourage selected consultants to accept or continue employment with the Company or its Affiliates; and

                  (c) Increase the interest of selected consultants in the Company's welfare through their participation in the growth in value of the Common Stock (the "Common Stock").

         To accomplish the foregoing objectives, this Plan provides a means whereby consultants to the Company and its Affiliates may receive options to purchase Common Stock. Options granted under this Plan will be nonqualified options ("NQOs") subject to federal income taxation upon exercise.

         2.       ELIGIBLE PERSONS

         Every person who at the date of grant is a consultant to the Company or to any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently
Section 425) of the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code"). The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

         3.       STOCK SUBJECT TO THIS PLAN

         The total number of shares of stock which may be granted pursuant to this Plan and the Company's Employee Stock Option Plan (the "Employee Plan") is 1,825,000 shares of Common Stock of the Company. The shares covered by the portion of any grant which expires unexercised under the Plan and the Employee Plan shall become available again for option grants under the Plan and the Employee Plan. The number of shares reserved for purchase under the Plan and the Employee Plan is subject to adjustment in accordance with the provisions for adjustment in the Plan and the Employee Plan.

         4.       ADMINISTRATION

         This Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board which shall not have less than three Board members (in either case, the "Administrator"). No option shall be granted to a director of the Company except (a) by the Board when a majority of the members of the Board, and a majority of the directors acting in the matter, are disinterested persons, or (b) by the Administrator when the Administrator is composed of three or more persons having full authority to act in the matter and each member of the Administrator is a disinterested person, unless the Administrator determines that the foregoing provision is not necessary to comply with the provisions of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3") or that Rule 16b-3 is not applicable to the Plan. "Disinterested person," for this purpose, shall have the same meaning as in Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper. Subject to the provisions of this Plan, the Administrator shall have the authority to select the persons to receive options under this Plan, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each option, and to determine all other matters relating to this Plan. No member of the Administrator shall be liable for any act or omission on such member's own part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member's own gross negligence or willful misconduct. All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

         5.       GRANTING OF OPTIONS

         No options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board of Directors.

         Each option shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such option is granted; provided, however, that the failure by the Company, the optionee, or both to execute such an agreement shall not invalidate the granting of an option.

         The Administrator may approve the grant of options under this Plan to persons who are expected to become consultants to the Company, but are not consultants at the date of approval. In such cases, the option shall be deemed granted, without further approval, on the date the grantee becomes a consultant and must satisfy all requirements of this Plan for options granted on that date.


         6.       TERMS AND CONDITIONS OF OPTIONS

         Each option shall be subject to the terms and conditions set forth in this Section 6.

     6.1 Changes in Capital Structure. Subject to Section 6.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or re-capitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, appropriate adjustments shall be made in (a) the number and class of shares of stock subject to this Plan and each option outstanding under this Plan, and (b) the exercise price of each outstanding option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board of Directors in its sole discretion.

     6.2 Corporate Transactions. New option rights may be substituted for the option rights granted under this Plan, or the Company's obligations as to options outstanding under this Plan may be assumed, by an employer corporation other than the Company, or by a parent or subsidiary of such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. Notwithstanding the foregoing or the provisions of Section 6.1, if such employer corporation, or parent or subsidiary of such employer corporation, does not substitute new and substantially equivalent option rights for the option rights granted hereunder, or assume the option rights granted hereunder, the option rights granted hereunder shall terminate (a) upon dissolution or liquidation of the Company, or similar occurrence, or (b) upon any merger, consolidation, acquisition, separation, or similar occurrence, where the Company will not be a surviving corporation; provided, however, that each optionee shall be mailed notice at least thirty-five (35) days prior to such dissolution, liquidation, merger, consolidation, acquisition, separation, or similar occurrence, and shall have at least thirty (30) days after the mailing of such notice to exercise any unexpired option rights granted hereunder.

     6.3 Time of Option Exercise. Options granted under this Plan shall be immediately exercisable, as of the effective date of the stock option agreement granting the option or at such other times as are specified in the written stock option agreement relating to such option; provided, however, that if the optionee is a director, such option may not be exercisable, in whole or in part, at any time prior to the first anniversary of the date of option grant, unless the Administrator determines that the foregoing provision is not necessary to comply with the provisions of Rule 16b-3 or that Rule 16b-3 is not applicable to the Plan.

     6.4 Option Grant Date. Except in the case of advance approvals described in
Section 5, the date of grant of an option under this Plan shall be the date as of which the Administrator approves the grant. No option shall be exercisable, however, until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

     6.5 Nonassignability of Option Rights. No option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an option shall be exercisable only by the optionee.

     6.6 Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an option is granted or exercised, the Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

                  (a) Acceptance of the optionee's full recourse promissory note for all or part of the option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified by federal tax law at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company); and

                  (b) Delivery by the optionee of Common Stock already owned by the optionee for all or part of the option price, provided the value (determined as set forth in Section 6.11) of such Common Stock is equal on the date of exercise to the option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; provided, however, that if an optionee has exercised any portion of any option granted by the Company by delivery of Common Stock, the optionee may not, within six months following such exercise, exercise any option granted under this Plan by delivery of Common Stock.

     6.7 Termination of Consultancy. Option rights granted under this Plan, to the extent such rights have not then expired or been exercised, shall terminate
(a) three months for optionees who are not subject to Section 16(b) of the Exchange Act, and (b) seven months for optionees subject to Section 16(b) of the Exchange Act, after an optionee ceases, for any reason, to be a consultant to or director of the Company or any Affiliate of the Company, and shall not be exercisable on or after said date, except that if termination of consultancy is due to the disability or death of the optionee, the optionee, or the optionee's personal representative or any other person who acquires the option rights from the optionee by will or the applicable laws of descent and distribution, may within twelve months after the termination of employment, exercise the rights to the extent they were exercisable on the date of the termination. A transfer of an optionee from the Company to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence duly authorized by the Company, shall not be deemed a termination of consultancy or a break in continuous consulting relationship.

     6.8 Repurchase of Stock. At the option of the Administrator, the stock to be delivered pursuant to the exercise of any option granted to an employee under this Plan may be subject to a right of repurchase in favor of the Company with respect to any consultant whose consultancy to the Company is terminated. Such right of repurchase shall be at the option exercise price and shall expire on a schedule related to the date of grant of the option, the date of commencement of the consulting relationship, or such other date as may be set by the Administrator (in any case, the "Vesting Base Date") with respect to each option grant, as determined by the Board of Directors. Determination of the number of shares subject to such right of repurchase shall be made as of the date the consultant's consulting relationship with the Company terminates, not as of the date that any option granted to such consultant is exercised.

     6.9 Withholding and Employment Taxes. At the time of exercise of an option, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. The Administrator may, in the exercise of the Administrator's sole discretion, permit an optionee to pay some or all of such taxes by means of a promissory note on such terms as the Administrator deems appropriate. If and to the extent authorized by the Administrator in its sole discretion, an optionee may make an election, by means of a form of election to be prescribed by the Administrator, to have shares of Common Stock or other securities of the Company which are acquired upon exercise of the option withheld by the Company or to tender to the Company other shares of Common Stock or other securities of the Company owned by the optionee at the time of exercise of an option to pay the amount of tax that would otherwise be required by law to be withheld by the Company as a result of any exercise of an option from amounts payable to such person, subject to the following limitations (unless, except in the case of subparagraphs (a) and (b), the Administrator determines that such limitations are not necessary to comply with the provisions of Rule 16b-3 or that Rule 16b-3 is not applicable to Plan):

          (a)  such election shall be irrevocable;

          (b) such election shall be subject to the disapproval of the Administrator at any time;

          (c) such election may not be made within six months of the grant date of the option the exercise of which resulted in the tax withholding obligation (except that this limitation shall not apply in the event of death or disability of such person occurring prior to the expiration of the six-month period); and

          (d) such election must be made either (i) six months prior to the date that the amount of tax to be withheld upon such exercise is determined or (ii) in any ten-day period beginning on the third business day following the date of release by the Company for publication of quarterly or annual summary statements of sales or earnings of the Company.

         Any securities so withheld or tendered will be valued by the Company as of the day of exercise.

     6.10 Other Provisions. Each option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this plan as may be determined by the Administrator. If options provide for a right of first refusal in favor of the Company with respect to stock acquired by consultants, such options shall further provide that the right of first refusal shall terminate upon the earlier of (i) the Company's initial registered public offering to the public generally, or (ii) the date ten (10) years after the grant date as set forth in Section 6.4.

     6.11 Determination of Value. For purposes of the Plan, the value of Common Stock or other securities of the Company shall be determined as follows:

                  (a) If the stock of the Company is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication.

                  (b) If the stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

                  (c) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the

         Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

     6.12 Exercise Price. The exercise price of an option shall be not less than 85 percent of the fair market value (determined in accordance with Section 6.11) of the stock subject to the option on the date of grant, except that the exercise price of an option granted to any person who owns, directly or indirectly, (or is treated as owning by reason of attribution rules, currently set forth in Code Section 425) stock of the Company constituting more than ten percent of the total combined voting power of all classes of the outstanding stock of the Company or of any Affiliate of the Company (a "Ten Percent Shareholder"), shall in no event be less than 110 percent of such fair market value.

     6.13 Option Term. Unless an earlier expiration date is specified by the Administrator at the time of grant, each option granted under this Plan shall expire ten years and two days from the date of its grant, except that an option granted to any Ten Percent Shareholder shall expire five years from the date of its grant.

         7.       MANNER OF EXERCISE

         An optionee wishing to exercise an option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 6.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such option was exercised.

         Promptly after receipt of written notice of exercise of an option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or transferee of an option shall not have any privileges as shareholder with respect to any stock covered by the option until the date of issuance of a stock certificate.


         8.       CONSULTING RELATIONSHIP

         Nothing in this Plan or any option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's consulting relationship with the Company at any time, nor confer upon any optionee any right to continue to consult to the Company or to any of its Affiliates.


         9.       FINANCIAL INFORMATION

         The Company shall provide during the period an option is outstanding to each holder of such option a copy of the financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall be delivered as soon as practicable following the end of the Company's fiscal year during the period options are outstanding.


         10.      AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN

         The Board of Directors may at any time amend, alter, suspend or discontinue this Plan, except to the extent that shareholder approval is required by applicable law; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any optionee under any option theretofore granted, without his consent, or that, without the approval of the stockholders, would:

                  (a) Except as is provided in Section 6.1 of this Plan, increase the total number of shares of stock reserved for the purposes of this Plan;

                  (b)  Extend the duration of this Plan;

                  (c) Extend the period during and over which options may be exercised under this Plan; or

                  (d) Change the class of persons eligible to receive options granted hereunder.

         The Board of Directors may, at any time without shareholder approval, amend the Plan and the terms of any option outstanding under the Plan, provided that such amendment is designed to maximize federal income tax benefits accorded to stock options and provided further, that with respect to outstanding options, the optionee consents to such amendment.


         11.      EFFECTIVE DATE OF THIS PLAN

         This Plan shall become effective upon adoption by the Board of Directors, provided, however, that no option shall be exercisable unless and until written consent of the shareholders of the Company, or approval by shareholders of the Company voting at a validly called shareholders meeting and holding a majority (or such greater number as may be required by law or applicable governmental regulations or orders) of the shares entitled to vote, is obtained within 12 months after adoption by the Board of Directors. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.

-----------------------
Plan, as amended, adopted by the Board of Directors on November 30, 1989.

Plan, as amended, approved by Shareholders on December 1, 1989.

Plan, as further amended, approved by the Board of Directors on September 12, 1991, and by the Shareholders.

Plan, as further amended, approved by the Board of Directors on March 25, 1993.

                                                                  EXHIBIT 5.1


                            DOEPKEN KEEVICAN & WEISS
                              58th Floor, USX Tower
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219




                                 October 2, 1998




Mylan Laboratories Inc.
1030 Century Building
130 Seventh Street
Pittsburgh, Pennsylvania 15222

         RE:      Mylan Laboratories Inc.
                  Registration on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for Mylan Laboratories Inc., a Pennsylvania corporation (the "Company"), in connection with the registration with the registration with the Securities and Exchange Commission (the "SEC") by the Company of 782,500 shares of the Company's common stock (the "Common Stock") issuable upon the exercise of certain options awarded under the Penederm Incorporated Equity Incentive Plan, the Penederm Incorporated Employee Stock Option Plan and the Penederm Incorporated Consultant Stock Option Plan (collectively, the "Plans") pursuant to the Securities Act of 1933, as amended (the "Act"), for sale by certain selling shareholders.

         In connection with the registration, we have examined the following:

          (a) The Certificate of Incorporation and By-laws of the Company, each as amended to date;

          (b) The Registration Statement on Form S-8 (the "Registration Statement") relating to the Common Stock, as filed with the SEC;

          (c)  The Plans; and

          (d) Such other documents, records, opinions, certificates and papers as we have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

Mylan Laboratories Inc.
October 2, 1998
Page 2


         The opinions hereinafter expressed are subject to the following qualifications and assumptions :

         (i) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of all documents submitted to us as copies to the originals thereof.

         (ii) As to the accuracy of certain factual matters, we have relied on the certificates of officers of the Company and certificates, letters, telegrams or statements of public officials.

         (iii) We express no opinion on the laws of any jurisdiction other than the United States of America and the Pennsylvania Business Corporation Law.

         Based upon and subject to the foregoing, we are pleased to advise you that, insofar as the laws of the Commonwealth of Pennsylvania and the United States of America are concerned, it is our opinion that the 782,500 shares of Common Stock to be issued upon the exercise of options awarded under the Plans have been duly authorized and will, when issued upon the exercise of the options, be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Doepken Keevican & Weiss

                                            DOEPKEN KEEVICAN & WEISS
                                            PROFESSIONAL CORPORATION



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                                                               EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Mylan Laboratories Inc. on Form S-8 of our report dated May 7, 1998, incorporated by reference in the Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 1998.




Deloitte & Touche LLP

Pittsburgh, Pennsylvania
October 1, 1998

                                                             EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Mylan Laboratories Inc. on Form S-8 of our report dated February 4, 1998 relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, appearing in the Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 1998.


Deloitte & Touche LLP

Pittsburgh, Pennsylvania
October 1, 1998


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